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                                                                   EXHIBIT 10.30

June 25, 2002                                         CONFIDENTIAL

Mr. Victor H. Woolley

Dear Vic:

This letter confirms and summarizes our mutual understanding and agreement regarding the changes in your employment with the Company, which were effective as of June 1, 2002.

1. For the period of June 1, 2002 - May 24, 2003 (Period A), you shall continue to be employed by the Company, on a thirty hour work week basis, as its V.P. Strategic Planning . In this capacity you shall report directly to the Chief Executive Officer of the Company, have primary responsibility for managing Investor Relations but may also be required to undertake and perform other duties and responsibilities requested of you from time to time by the Chief Executive Officer.

2. Following Period A and for the period of May 25, 2003 - May 24, 2004 (Period B), you shall continue to be employed by the Company (although not as the Company's V.P. Strategic Planning ), on a twenty hour work week basis, reporting directly to the Chief Financial Officer. In this capacity you shall have primary responsibility for Investor Relations but may also be required to undertake and perform any other duties, responsibilities and assignments requested of you from time to time by the Chief Financial Officer.

3. During Period A and B, you agree to devote the required time and attention to the business and affairs of the Company and shall not, without the consent in writing of the Chief Executive Officer undertake any other business or occupation or become an officer, employee, agent or consultant of any company, firm or individuals, nor hold more than 5% of the issued shares or stock of any company that is a competitor to the Company.

4. During Period A and so long as you perform the duties and responsibilities requested, you shall continue (i) to be paid your current annual base salary as prorated for a thirty hour work week and you will be eligible to receive all or a portion of your calendar year 2002 incentive bonus payment, in accordance with the terms of such bonus plan; (ii) to receive all Company benefits which you currently receive (or benefits substantially similar to those you currently receive) under the Company's life insurance, health, accident and disability and 401K plans in which you were participating prior to June 1, 2002, excluding your Severance Agreement benefit (which is discussed below), at the same level of contribution by the Company and yourself as was in place just prior to June 1, 2002; (iii) to accrue vacation at the Company's standard accrual rate based on a thirty hour work week; and (iv) to vest any unexercised and outstanding Company stock options, in accordance with the terms of the applicable stock option plan and agreement.

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5.      During Period B and so long as you perform the duties and
responsibilities requested, you shall continue (i) to be paid your current annual base salary as prorated for a twenty hour work week; (ii) to receive health care benefits, which includes medical, dental and vision benefits, at the same level of contribution by the Company and yourself as was in place during Period A; (iii) to accrue vacation at the Company's standard accrual rate based on a twenty hour work week; and (iv) to vest any unexercised and outstanding Company stock options, in accordance with the terms of the applicable stock option plan and agreement.

6. In the event the Company is unable to provide you with the benefits described in paragraphs 4(ii) and/or 5(ii) without invalidating the Company's benefit plans or programs under applicable statutes or revenue regulations, the Company shall either reimburse you for the cost of obtaining the benefit(s) elsewhere or pay you the cost attributed to the purchase of such benefit up to an aggregate maximum reimbursement or payment of fifteen thousand dollars ($15,000).

7. You understand that notwithstanding anything to the contrary herein, the Company may, in its absolute discretion and upon written notice, terminate your employment for "Cause," in which event you shall have no right to receive and the Company shall have no obligation to provide any of the payments or benefits contained herein. "Cause" is defined as: (i) the continued failure by you to substantially perform your duties and responsibilities (other than a failure resulting from your incapacity due to physical or mental illness) that is not cured within thirty days after a written demand for substantial performance is delivered to you which specifies your nonperformance; (ii) the engaging by you in conduct which results in demonstrable and material monetary harm to the Company or its subsidiaries or in the reasonable opinion of the Board brings you or the Company into disrepute; (iii) the failure or refusal by you to comply with the lawful directions or instructions of your supervisor or the Company on any material matter; (iv) any material breach by you of your non-disclosure and confidentiality agreement and/or obligations or any other written agreement you have with the Company; (v) the use by you of drugs or of alcohol in a manner which materially affects your ability to perform your employment duties and/or responsibilities; (vi) any material act of dishonesty directed at the Company or any client of the Company; or (vii) your conviction by a court of competent jurisdiction or your pleading nono contendere (no contest) to any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude.

8. In the event you terminate your employment with the Company for "Good Reason," by providing written notice of such termination which specifies the reasons, you shall have the right to receive and the Company shall have the obligation to provide the payments and benefits described herein, as though you were still employed. "Good Reason" shall mean the occurrence (without your express written consent) of any one of the following acts by the Company or failures by the Company to act, unless such act or failure to act is corrected within thirty days of a written notice of termination from you to the Company which specifies the act or failure to act: (i) the assignment to you of any duties inconsistent with your skill set and experience; (ii) any reduction in or failure to pay or provide the salary payments and/or benefits specified in this letter; or (iii) the relocation of your principal place of employment to a location that is more than twenty five (25) miles from your then current principal place of employment.

9. In the event your employment with the Company is terminated for Cause or you are unable to perform your duties and responsibilities due to disability or death, or you resign from your employment

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with the Company in each instance prior to May 24, 2002, you shall have no right to receive and the Company shall have no obligation to provide any of the payments or benefits contained herein, except that you or your heirs and successors shall be entitled to any disability or life insurance benefits which were in place prior to the date of such employment termination.

10. In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this letter agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

11. In consideration of the foregoing, you agree that the Severance Agreement dated May 24, 2002 between yourself and the Company ("Severance Agreement") is terminated as of the date you execute this letter agreement and that nothing contained herein shall provide any basis for nor give you any ability to claim (i) termination of employment for any reason, including Good Reason under such Severance Agreement, (ii) a severance payment or benefit under such Severance Agreement, or (iii) any change in the vesting schedule or exercise period of any stock options or other equity based award and that you expressly waive any rights under such Severance Agreement. You further agree, upon request of the Company, to sign a separate Termination Amendment to the Severance Agreement in the form attached hereto as Attachment A.

If the foregoing accurately reflects your understanding of our agreement, kindly sign and date this letter agreement in the space indicated below.


Sincerely,                                        Acknowledged and Agreed to by:


/s/ Linda Palmer                                  /s/ Victor H. Woolley
Name:  Linda Palmer                               Name:  Victor H. Woolley
V.P. Human Resources

                                                  Date: June 25, 2002

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                                  ATTACHMENT A

                              TERMINATION AMENDMENT
                                     TO THE
                               SEVERANCE AGREEMENT
                                     BETWEEN
                                GSI LUMONICS INC.
                                       AND
                                VICTOR H. WOOLLEY

This Termination Amendment is entered into this __________ day of June, 2002 between GSI Lumonics Inc. with corporate offices at 105 Schneider Road, Kanata, Ontario Canada K2K 1Y3 ("Company") and Victor H. Woolley of 287 Hillside Street, Milton, Mass. 02186 ("Executive") for the express purpose of terminating the Severance Agreement dated May 24, 2001 ("Severance Agreement") entered into between the Company and the Executive. In the event of a conflict between the Severance Agreement and this Amendment thereto, this Amendment shall prevail and govern.

For valuable consideration, the receipt of which is acknowledged, the Company and the Executive hereby agree that notwithstanding anything to the contrary in the Severance Agreement, said Severance Agreement is terminated as of the date set forth above and each party waives any rights it has or may have arising out of, relating to, or under the Severance Agreement as of the date hereof and each party releases the other party (including any of its subsidiaries and affiliates, and their respective directors, officers, employees, agents and representatives, if applicable) from any claims, obligations and/or liabilities it has or may have arising out of, relating to, or under the Severance Agreement as of the date hereof.

IN WITNESS WHEREOF, this Termination Amendment to the Severance Agreement is made and entered into as of the date first written above.

GSI LUMONICS INC.                                    EXECUTIVE

------------------------------                       ---------------------------
Name:                                                Name: Victor H. Woolley

Title:                                               Address:___________________
     -------------------------
                                                     ___________________________

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